UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

Colony RIH Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4849060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Resorts International Hotel and Casino, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4849060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1133 Boardwalk, Atlantic City, New Jersey 08401	08401
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (609) 344-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 14, 2007, subsidiaries of Colony RIH Holdings, Inc. (“CRH”) and Resorts International Hotel and Casino, Inc. (“RIHC”) entered into that certain Loan Agreement with Column Financial, Inc., as Lender (the “Term Loan”). The Term Loan is for an initial principal amount of $350 million and is for an initial term of two (2) years. Interest on the Term Loan accrues at a rate of one month LIBOR plus 3.0%. The Term Loan is secured by a first priority deed of trust on the Resorts Hotel and Casino, Atlantic City, New Jersey, and certain other property owned by subsidiaries of CHR and RIHC.

Proceeds of the Term Loan were used to pay in full the existing indebtedness of CRH, RIHC and their subsidiaries, with Commerce Bank, CIT Group/Equipment Financing, Inc., and Kerzner International North America, Inc., and to redeem all of the outstanding 11  1/2% First Mortgage Notes due 2009 (the “Notes”) issued by RIHC. In connection with the redemption of the Notes by RIHC, the covenants under the indenture governing the Notes were defeased and a cash deposit in the amount of $192,410,000 was deposited in trust with the Deutsche Bank Trust Company Americas, as Trustee to satisfy payment upon redemption of the Notes on April 13, 2007. The redemption price is equal to 106% of the outstanding principal amount of $180,000,000 plus accrued interest to the redemption date of April 13, 2007.

The subsidiaries of CRH and RIHC also entered into that certain Credit Agreement with Column Financial, Inc., as Lender (the “Revolving Loan”) which provides for a $10 million revolving credit facility. The proceeds of the Revolving Loan shall be used to provide the subsidiaries a line of credit to support working capital and/or letter of credit needs. The Revolving Loan is for an initial term of two (2) years. Interest on the Revolving Loan accrues at a rate of one month LIBOR plus 3.0%. The Revolving Loan is secured by a first priority deed of trust on the Resorts Hotel and Casino, Atlantic City, New Jersey, and certain other property owned by subsidiaries of CHR and RIHC.

Pursuant to the terms of the Term Loan and the Revolving Loan, the principal amount of the loans including all accrued and unpaid interest on the principal must be prepaid upon acceleration of the loans following an event of default including: failure to pay any portion of the debt when due; failure to pay taxes prior to the date they become delinquent; failure to keep insurance policies in full force and effect; violation of the change in control restriction; breach of representations and warranties; bankruptcy of the Company; violation of the restrictions on assignment; breach of negative covenants; default under related loan and credit line documents; certain material defaults under any ground lease agreements, interest rate cap agreements, letters of credit or other material agreements; or if the gaming license for the Resorts Hotel and Casino is materially impaired, lost or suspended for any period of time or terminated.

The foregoing description of the Term Loan is qualified in its entirety by reference to the Loan Agreement, which shall be filed as an exhibit to an amendment to this Form 8-K. The foregoing description of the Revolving Loan is qualified in its entirety by reference to the Credit Agreement, which is incorporated in this Form 8-K by reference to Exhibit 99.1 to this Form 8-K.

Item 9.01

99.1 Credit Agreement, dated March 14, 2007, by and among Resorts Finance Holdings, Inc., Resorts International Hotel, Inc., Resorts Propco, Inc., New Pier Operating Company, Inc., Resorts Real Estate Holdings, Inc. and Column Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 20, 2007.

COLONY RIH HOLDINGS, INC.

By:	/s/ Francis X. McCarthy, Jr.
Name:	Francis X. McCarthy, Jr.
Title:	Executive Vice President—Finance/CFO

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

By:	/s/ Francis X. McCarthy, Jr.
Name:	Francis X. McCarthy, Jr.
Title:	Executive Vice President—Finance/CFO